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                                                                   Exhibit 10.12

                            WIND RIVER SYSTEMS, INC.

                            VXWORKS LICENSE AGREEMENT

               PLEASE READ THIS DOCUMENT CAREFULLY BEFORE OPENING THE PACKAGE CONTAINING THE VXWORKS SOFTWARE.

               THIS AGREEMENT STATES THE TERMS AND CONDITIONS UPON WHICH WIND RIVER SYSTEMS, INC. ("WIND RIVER") OFFERS TO LICENSE THE VXWORKS DEVELOPMENT SOFTWARE ENCLOSED IN THE PACKAGE WITH THIS LICENSE AND THE RELATED DOCUMENTATION ("THE PROGRAM"). AMONG OTHER THINGS, THIS AGREEMENT LICENSES THE PROGRAM TO YOU FOR LIMITED USES AND CONTAINS WARRANTY DISCLAIMERS.

               BY OPENING THE PACKAGE IN WHICH THE MEDIUM (TAPE OR OTHERWISE) CONTAINING THE PROGRAM IS ENCLOSED, YOU ARE AGREEING TO BECOME BOUND BY THE TERMS OF THIS AGREEMENT. IF YOU DO NOT AGREE TO THE TERMS OF THIS AGREEMENT, DO NOT OPEN THE PACKAGE. PROMPTLY RETURN THE UNOPENED PACKAGE TO THE PLACE WHERE YOU OBTAINED IT FOR A FULL REFUND.

               The Program is licensed, not sold, to you for use only under the terms of this Agreement, and Wind River reserves all rights not expressly granted to you. You own the tape, disk or other medium on which the Program is originally recorded or fixed, but Wind River retains ownership of all copies of the Program.

               1. License. You (the original licensee of this copy of the Program) may:

                      (a) Use the Program on a single CPU of the type set forth on the package enclosing the copy of the Program provided to you. Such use may be on a single machine or on a server physically linked to not more than 10 intelligent nodes. Use is limited to the Location and for the particular Project as defined and specified on the Wind River Sales Acknowledgement Agreement under which you purchased this copy of the Program (the "Sales Agreement").

                      (b) Make one copy of the Program in tangible object code form for purposes of backup; provided that such copy includes a reproduction of any notices appearing in or on the Program.

                      (c) Make one copy of the Program or portions thereof, except for the directory "bin," subdirectory "h" and the files entitled "makefile" in directories "config/all" and "config/(target)." Such copy shall be in tangible object code form only for physical incorporation into a Target Application (as defined below) that you develop using the Program, provided that such copy includes a reproduction of any notices appearing in or on the Program. Such copy shall be used for development purposes only and be accessed only as a part of that Target Application and not on a stand-alone or independent basis.




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               2.     Additional Restrictions.

                      (a) Unauthorized copying of the Program or of the written materials is expressly forbidden. You may be held legally responsible for any copyright infringement which is caused or encouraged by your failure to abide by the terms of this Agreement.

                      (b) You may not market, distribute or transfer copies of the Program to others or electronically transfer the Program from one computer to another over a network. The Program contains trade secrets and in order to protect them you may not decompile, reverse engineer, disassemble or otherwise reduce the Program to a human-perceivable form or disclose it to any third party. You may not rent, lease or loan the Program.

                      (c) You understand that Wind River may update or revise the Program and in so doing incurs no obligation to furnish such updates to you, other than under Section 7 (Support and Maintenance) below or under a valid Wind River Maintenance Agreement.

               UPON TRANSFER OF ANY COPY OF THE PROGRAM TO ANOTHER PARTY, THIS LICENSE IS AUTOMATICALLY TERMINATED.

               ONE FUNCTION OF THE PROGRAM IS TO CREATE TARGET APPLICATION PROGRAMS ("TARGET APPLICATIONS") THAT MAY IN SOME INSTANCES REQUIRE INCORPORATION OF PORTIONS OF THE PROGRAM. EXCEPT AS SET FORTH IN SECTION 1(C) ABOVE, NO LICENSE IS GRANTED HEREUNDER TO COPY OR REPRODUCE ANY PORTION OF THE PROGRAM AS PART OF ANY SUCH TARGET APPLICATION AND SUCH RIGHTS ARE ONLY GRANTED BY MEANS OF VXWORKS/MICROWORKS TARGET APPLICATION LICENSES. THESE LICENSES ARE AVAILABLE FOR VARIOUS QUANTITIES OF TARGET APPLICATION COPIES. SEE YOUR AUTHORIZED WIND RIVER REPRESENTATIVE FOR DETAILS.

               3. Confidentiality. Wind River considers the Program to contain valuable trade secrets of Wind River or licensors of Wind River, the unauthorized disclosure of which could cause irreparable harm to Wind River. You agree to use reasonable efforts not to disclose the Program to any third parties and not to use the Program other than for the purposes authorized by this Agreement. This confidentiality obligation shall continue after any termination of this Agreement.

               4. Limited Warranty; Infringement Indemnity. Wind River warrants that the Program will perform substantially in accordance with the accompanying written materials for a period of ninety (90) days from the date of shipment by Wind River, when properly installed on the computer for which a license is granted hereunder. Wind River does not warrant that the operation of the Program will meet your requirements or operate free from error. This limited warranty gives you specific legal rights. You may have others, which vary from state to state. Wind River will defend any suit brought against you and will pay all damages finally awarded in such suit insofar as such suit is based on a claim that the Program

                                       2.



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as provided to you infringes a United States copyright or patent, provided that
Wind River is notified promptly of such claim and at its expense is given full and complete authority (including settlement authority), information and assistance by you for such defense. In the event that the Program is held in any such suit to infringe such a right and its use is enjoined, or if in the opinion of Wind River the Program is likely to become the subject of such a claim, Wind River at its own election and expense will either (i) procure for you the right to continue using the program or (ii) modify or replace the Program so that it becomes noninfringing while giving equivalent performance. In the event that (i) or (ii) above are not, in Wind River's sole determination, reasonably practicable, then Wind River may terminate this Agreement and refund an equitable portion of monies paid by you in connection with the licenses granted hereunder.

               5. Disclaimer. WIND RIVER DISCLAIMS ALL OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT OF THIRD PARTY RIGHTS. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY WIND RIVER, ITS DEALERS, DISTRIBUTORS, AGENTS OR EMPLOYEES SHALL CREATE A WARRANTY OR IN ANY WAY INCREASE THE SCOPE OF THIS WARRANTY AND YOU MAY NOT RELY ON ANY SUCH INFORMATION OR ADVICE.

               6. Limited Remedies. Wind River's entire liability and your exclusive remedy shall be, at Wind River's option, either (a) return of the price paid or (b) repair or replacement of any Program that does not meet Wind River's Limited Warranty which is returned to Wind River with a copy of your receipt. Any replacement Program will be warranted for the remainder of the original warranty period or thirty (30) days, whichever is longer. THESE REMEDIES ARE NOT AVAILABLE OUTSIDE OF THE UNITED STATES OF AMERICA.

               WIND RIVER SHALL NOT BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING DAMAGES FOR LOSS OF BUSINESS, PROFITS OR THE
LIKE) ARISING OUT OF THE USE OR INABILITY TO USE THE PROGRAM EVEN IF WIND RIVER OR ITS REPRESENTATIVES HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE LIABILITY OF WIND RIVER FOR ANY CLAIMS ARISING OUT OF THIS AGREEMENT, THE SALES AGREEMENT OR USE OF THE PROGRAM, REGARDLESS OF THE FORM OF ACTION, SHALL NOT EXCEED THE GREATER OF THE LICENSE FEE FOR THE PROGRAM OR $500.

               THE LIMITED WARRANTY, LIMITED REMEDIES AND LIMITED
LIABILITY ARE FUNDAMENTAL ELEMENTS OF THE BASIS OF THE BARGAIN
BETWEEN WIND RIVER AND YOU.  WIND RIVER WOULD NOT BE ABLE TO
PROVIDE THE PROGRAM WITHOUT SUCH LIMITATIONS.


                                       3.



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               7.     Support and Maintenance.

                      (a) During the ninety (90) day warranty period referred to above, Wind River will provide the following support services in accordance with Wind River's standard terms and conditions for maintenance services: (i) reasonable telephone and written consultation during Wind River's normal business hours concerning normal use of the Program; (ii) analysis of suspected Program failures (where you have provided adequate documentation of such suspected failure) and corrections to the Program as needed, and (iii) one copy of new releases of corrections and upgrades to the Program and corresponding technical documentation (does not include new features announced as extra cost options).

                      (b) Wind River shall have no obligation under this Agreement for corrections of errors or problems which are due to a breach by you of the terms of this Agreement, or which cannot be remedied due to the operational characteristics of the computer equipment on which the Program is used.

                      (c) Except as may be provided above or in a separate Wind River Maintenance Agreement between Wind River and you, if any, Wind River is under no obligation to maintain or support the Program supplied to you and Wind River has no obligation to furnish you with any further assistance, documentation or information of any nature. You are solely responsible for the support and maintenance of all portions of any Target Applications developed by you.

               8. Termination. This Agreement is effective until terminated. Except for Sections 2 through 6 (which will survive any termination of this Agreement), this Agreement will continue until your breach of this Agreement. Upon termination, you agree not to use the Program for any purpose whatsoever and to destroy the Program and any copy then in your possession. This remedy shall be in addition to any other remedies available to Wind River.

               9. Export Control. You agree to comply with all applicable export laws as amended from time to time. You may not knowingly, without prior authorization (if required) of the Office of Export Licensing, U.S. Department of Commerce, export or reexport, as defined in Section 779.1(b)-(c) of the Export Administration Regulations ("Regulations") and any amendments thereto: the Program, or the immediate product (including Target Applications, processes and services) produced directly by use of the Program, to Iraq, Iran, Syria, South African military or police agencies, or any Group S or Z country specified in Supplement No. 1 to Section 770 of the Regulations as amended from time to time.

               10. Government End Users. If the Program is acquired by or on behalf of a unit or agency of the United States Government, this provision applies. The Program: (a) was developed at private expense, is existing computer software and no part of it was developed with government funds, (b) is a trade secret of Wind River or its licensors for all purposes of the Freedom of Information Act, (c) is "restricted computer software" submitted with restricted rights in accordance with subparagraphs (a) through (d) of the Commercial

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Computer Software-Restricted Rights clause at 52.227-19 and its successors, (d)
in all respects is proprietary data belonging solely to Wind River or its licensors; (e) is unpublished and all rights are reserved under the copyright laws of the United States. For units of the Department of Defense (DoD), the Program is licensed only with "Restricted Rights" as that term is defined in the DoD Supplement to the Federal Acquisition Regulation, 252.227-7013(c)(1)(ii), Rights in Technical Data and Computer Software and its successors, and use, duplication or disclosure is subject to restrictions as set forth in subdivision
(c)(1)(ii) of the Rights in Technical Data and Computer Software clause at 252.227-7013. Contractor/manufacturer is Wind River Systems, Inc. 1010 Atlantic Avenue, Alameda, CA 94501. If the Program is acquired under a GSA Schedule, the Government has agreed to refrain from changing or removing any insignia or lettering from the Program or the documentation that is provided or from producing copies of manuals or media (except for backup purposes).

               11. General. This Agreement will be governed by the laws of the State of California except with regard to its choice of law rules. This Agreement and the Sales Agreement between Wind River and you constitute the complete, final and exclusive statement of the agreement between Wind River and you, which supersede all proposals, oral or written, and all other communications between the parties relating to the subject matter of this Agreement. No waiver, alteration or modification of the provisions of this Agreement or any of the terms of your purchase order will be valid unless made in writing and signed by a corporate officer of Wind River. If any legal action or proceeding is brought for the enforcement of this Agreement, or because of any alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which such party may be entitled. If any provision or provisions of this Agreement are determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby.

               Should you have any questions concerning this Agreement, or if you wish to contact Wind River for any reason, please write: Wind River Customer Service, 1010 Atlantic Avenue, Alameda, CA 94501.




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September 12, 1994


Mr. Mark Laubach
Com21

                         VXWORKS TARGET LICENSE PROPOSAL

OPTION 1:

VxWorks Target Licenses shall be purchased for three separate categories: Head Unit, Home Unit - Standalone, and Home Unit - PC Card. Purchases shall be made according to the terms below and at the following cumulative schedules.

Head Unit


                   DESCRIPTION                               QUANTITY                  PRICE
-----------------------------------------------------------------------------------------------------
Additional VxWorks Target Licenses                         First 1,000                  [*]
-----------------------------------------------------------------------------------------------------
                                                           1,001-5,000                  [*]
-----------------------------------------------------------------------------------------------------
                                                            Over 5,000                  [*]
-----------------------------------------------------------------------------------------------------

Home Unit - Standalone


                   DESCRIPTION                               QUANTITY                  PRICE
-----------------------------------------------------------------------------------------------------
Additional VxWorks Target Licenses                         First 1,000                  [*]
-----------------------------------------------------------------------------------------------------
                                                           1,001-5,000                  [*]
-----------------------------------------------------------------------------------------------------
                                                           5,001-20,000                 [*]
-----------------------------------------------------------------------------------------------------
                                                          20,001-50,000                 [*]
-----------------------------------------------------------------------------------------------------
                                                           Over 50,000                  [*]
-----------------------------------------------------------------------------------------------------

Home Unit - PC Card

                   DESCRIPTION                               QUANTITY                  PRICE
-----------------------------------------------------------------------------------------------------
Additional VxWorks Target Licenses                         First 1,000                  [*]
-----------------------------------------------------------------------------------------------------
                                                           1,001-5,000                  [*]
-----------------------------------------------------------------------------------------------------
                                                           5,001-20,000                 [*]
-----------------------------------------------------------------------------------------------------
                                                          20,001-50,000                 [*]
-----------------------------------------------------------------------------------------------------
                                                           Over 50,000                  [*]
-----------------------------------------------------------------------------------------------------


OPTION 2:  NOT VALID









*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.





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